Exhibit 99.2

WOODWARD GOVERNOR COMPANY
BOARD OF DIRECTORS
RESOLUTION
ADOPTED ON NOVEMBER 14, 2006

WHEREAS, the Board of Directors of the Woodward Governor Company (the “Corporation”) have determined that it is in the best interests of the Corporation to amend the Bylaws of the Corporation to allow flexibility in determining the location of meetings of stockholders and of the Board of Directors;

NOW, THEREFORE, BE IT RESOLVED, that Section 2.1 of the Bylaws of the Corporation is hereby amended and restated in its entirety to read as follows:

SECTION 2.1. PLACE OF MEETINGS

All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

BE IT RESOLVED FURTHER, that the third sentence of Section 3.8 of the Bylaws of the Corporation is hereby amended as follows:

Regular meetings shall be held at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.